Exhibit 99.1

PRESS RELEASE

Selectica Fourth Quarter and Year-End Financial Results for Fiscal 2013 Show 27% Year-Over-Year Revenue Growth

$2.3 million cash flow positive in the 4th quarter

SAN MATEO, Calif., May 2, 2013 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its fiscal fourth quarter and year ended March 31, 2013.

“The Selectica story has shifted from one of a turnaround to one of growth,” said Jason Stern, Selectica President and CEO."All of our customers over the past two years have opted for our SaaS offering, which further motivates us to invest in our current vision, already resonating with our customers and the market as a whole: combining our industry-leading CPQ and CLM solutions into a single, integrated CPQC offering."

“Our strong year-over-year revenue growth is a result of significant new customer acquisitions combined with high renewal rates from existing customers,” said Todd Spartz, Chief Financial Officer. “As far as our move to SaaS, the numbers tell the story: this quarter 100% of our license transactions were subscription, and we’ve seen 60-70% growth in our SaaS product offerings overall.”

Financial highlights

Selectica delivered the following financial results for the fourth quarter of fiscal 2013:

●	Recurring revenue: Selectica grew recurring revenue from $2.3 million in Q4 FY 2012 to $3.1 million in Q4 FY2013, a year-over-year increase of 35%.

●

Billings: Billings for Q4 FY2013 were $6.7 million, compared to $5.4 million in Q4 FY2012, a 24% increase year-over-year. Billings were $4.2 million in Q3 FY2013. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period. Please refer to the financial tables below for a reconciliation of this non-GAAP measure to GAAP.

●

Deferred revenue: In Q4 FY2013, the company had deferred revenue of $7.9 million, an 18% year-over-year increase from Q4 FY2012, when deferred revenue was $6.7 million. In Q3 FY2013, deferred revenue was $5.5 million.

PRESS RELEASE

Business highlights

Business highlights from FY2013 include:

●

Selectica CPQ application on the Salesforce AppExchange: In July 2012, Selectica announced the availability of its CPQ offering on the salesforce.com AppExchange. The application brings patented Selectica configuration technology to the Salesforce interface so that sales reps and channel partners can assemble and price deals faster and more efficiently.

●

Introduction of Contract Blueprints in Selectica CLM: Also in July, Selectica announced the inclusion of Contract Blueprints in its flagship contract management solution. Contract Blueprints is comprised of a set of pre-configured, best-practice contract types that enable users to get started with contract management quickly

●

Seventh patent for configuration technology: In September, Selectica received a seventh patent for its sales configuration technology that powers its CPQ solution. This declarative constraint engine enables customers to use dynamic components to configure product and service offerings from a large number of options.

●

Gold sponsorship at Dreamforce: Selectica attended salesforce.com’s Dreamforce '12 event held in September 2012 as gold sponsors. Participation in the event resulted in increased interest in Selectica CPQ for Salesforce, including new customers using the integrated product.

●

Growth in customer base: Selectica ended the year with 130 customers in industries such as healthcare, government contracting, financial services, high tech, and media and entertainment. New customers included global businesses headquartered in APAC and Europe.

●

Executive team additions: Among several key executive team hires, Selectica appointed Michael Mothersbaugh as Executive Vice President, Worldwide Sales, and David Humphrey as Vice President of Professional Services. In their respective roles, Mothersbaugh and Humphrey are critical to growing and maintaining the Selectica customer base.

Additional results

Total revenues for Q4 FY2013 were $4.2 million, compared to $3.2 million for Q4 FY2012, a year-over-year increase of 31%. Total revenues were $4.5 million in Q3 FY2013.

Net loss for Q4 FY2013 was $2.1 million, or $(0.73) per share, compared to a net loss of $2.2 million, or $(0.78) per share in Q4 FY2012, and a net loss of $1.1 million, or $(0.37) per share, in Q3 FY2013.

Complete financial results for Q4 FY2013 can be found in the attached financial tables.

PRESS RELEASE

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world’s most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars’ worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue.

For more information:

●	Visit the Selectica website to learn more about the company and its products and customers (http://www.selectica.com)
●	Follow @Selectica_Inc on Twitter to stay up to date with industry news and updates (http://twitter.com/Selectica_Inc)
●	Visit “Done Deal,” the Selectica blog, to read articles, advice, and commentary on how to optimize deal processes (http://www.selectica.com/blog)
●	Watch Selectica videos on YouTube to see what Selectica and its products can do (http://www.youtube.com/user/SelecticaVideos)
●	Browse the Selectica resource center to find guides and resources on how to improve sales and contracting processes (http://www.selectica.com/resources)

Non-GAAP financial measures

Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, filed by the company with the Securities and Exchange Commission.

PRESS RELEASE

Media contacts

Kimberly Canedo

Tanis Communications

(408) 295-4309 x104

kimberly.canedo@taniscomm.com

Jordan McMahon

Selectica

(650) 532-1520

pr@selectica.com

Investor contact

Todd Spartz

Selectica

(650) 532-1540

ir@selectica.com

PRESS RELEASE

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012

Revenues:
Recurring revenues	$3,123	$2,337	$11,773	$8,930
Non-recurring revenues	1,109	905	5,786	4,857
Total revenues	4,232	3,242	17,559	13,787

Cost of revenues:
Cost of recurring revenues	779	227	2,006	986
Cost of non-recurring revenues	1,360	1,208	5,419	4,567
Total cost of revenues	2,139	1,435	7,425	5,553

Gross profit:
Recurring gross profit	2,344	2,110	9,767	7,944
Non-recurring gross profit	(251)	(303)	367	290
Total gross profit	2,093	1,807	10,134	8,234

Operating expenses:
Research and development	964	886	3,706	3,394
Sales and marketing	1,821	2,135	6,708	6,247
General and administrative	1,064	928	3,618	3,767
Restructuring costs	331	-	331	-
Fees related to comprehensive settlement agreement	-	-	500	500
Total operating expenses	4,180	3,949	14,863	13,908

Loss from operations	(2,087)	(2,142)	(4,729)	(5,674)

Loss on early extinguishment of note payable	-	-	-	(470)
Interest and other income (expense), net	(6)	(17)	(20)	(123)

Net loss	$(2,093)	$(2,159)	$(4,749)	$(6,267)

Basic and diluted net loss per share	$(0.73)	$(0.78)	$(1.68)	$(2.25)

Reconciliation to non-GAAP net loss:
Net loss	$(2,093)	$(2,159)	$(4,749)	$(6,267)
Stock-based compensation expense	429	167	1,128	599
Restructuring costs	331	-	331	-
Loss on early extinguishment of note payable	-	-	-	(470)
Fees related to comprehensive settlement agreement	-	-	500	500
Non-GAAP net loss	$(1,333)	$(1,992)	$(2,790)	$(5,638)

Non-GAAP basic and diluted net loss per share	$(0.47)	$(0.72)	$(0.99)	$(2.02)

Weighted average shares outstanding for basic and diluted net loss per share	2,852	2,759	2,827	2,787

PRESS RELEASE

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	March 31,
	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$12,098	$15,877
Short-term investments	-	199
Accounts receivable	3,455	2,446
Prepaid expenses and other current assets	853	531
Total current assets	16,406	19,053

Property and equipment, net	407	362
Other assets	39	39
Total assets	$16,852	$19,454

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,000	$6,000
Accounts payable	1,010	395
Accrued payroll and related liabilities	982	1,771
Accrued restructuring costs	232	-
Other accrued liabilities	163	88
Deferred revenue	6,153	5,394
Total current liabilities	14,540	13,648
Long-term deferred revenue	1,772	1,327
Other long-term liabilities	20	41
Total liabilities	16,332	15,016

Stockholders' equity	520	4,438
Total liabilities and stockholders' equity	$16,852	$19,454

PRESS RELEASE

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Fiscal Year Ended
	March 31,	March 31,
	2013	2012

Operating activities
Net loss	$(4,749)	$(6,267)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	214	261
Loss on disposition of property and equipment	-	13
Stock-based compensation expense	1,128	599
Changes in assets and liabilities:
Accounts receivable (net)	(1,009)	249
Prepaid expenses and other current assets	(322)	(81)
Other assets	-	(39)
Accounts payable	615	(418)
Restructuring liability	232	-
Accrued payroll and related liabilities	(788)	1,322
Other accrued liabilities and long term liabilities	54	31
Deferred revenue	1,204	2,401
Net cash used in operating activities	$(3,421)	$(1,929)

Investing activities
Purchase of capital assets	(259)	(215)
Proceeds from disposition of property and equipment	-	2
Purchase of short-term investments	-	(1,398)
Proceeds from maturities of short-term investments	199	1,398
Net cash provided by (used in) investing activities	$(60)	$(213)

Financing activities
Payments on note payable to Versata	-	(4,268)
Purchase of treasury shares	-	(472)
Borrowings under credit facility, net	-	6,000
Repurchases of common stock, net of issuance	(298)	(63)
Net cash (used in) provided by financing activities	$(298)	$1,197

Net decrease in cash and cash equivalents	(3,779)	(945)
Cash and cash equivalents at beginning of the period	15,877	16,822
Cash and cash equivalents at end of the period	$12,098	$15,877

PRESS RELEASE

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012

Total revenues	$4,232	$3,242	$17,559	$13,787
Deferred revenue:
End of period	7,925	6,721	7,925	6,721
Beginning of period	5,504	4,544	6,721	4,320
Change in deferred revenue	2,421	2,177	1,204	2,401
Total billings (total revenues plus the change in deferred revenue)	$6,653	$5,419	$18,763	$16,188